Exhibit 10.3

HOUSTON WIRE & CABLE COMPANY
2017 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR KEY EMPLOYEES

A Restricted Stock Unit (“RSU”) Award (the “Award”) is hereby granted by Houston Wire & Cable Company, a Delaware corporation (the “Company”), to the Key Employee named below (the “Grantee”), relating to the Common Stock of the Company:

Key Employee :
Date of Award:
Number of RSUs Subject to Award:
End of Vesting Period:

The Award shall be subject to the following terms and conditions and the provisions of the Houston Wire & Cable Company 2017 Stock Plan (the “Plan”), a copy of which is attached hereto and the terms of which are hereby incorporated by reference:

1.                  Grant of Award. The Company hereby grants to the Grantee the Award of RSUs. An RSU is the right, subject to the terms and conditions of the Plan and this Agreement, to receive a distribution of one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock for each RSU as described in Section 7 of this Agreement.

2.                  Acceptance by Grantee. The receipt of the Award is conditioned upon its acceptance by the Grantee in the space provided therefor at the end of this Agreement and the return of an executed copy of this Agreement to the Secretary of the Company no later than ________________. If the Grantee shall fail to return this executed Agreement by the due date, the Grantee’s Award shall be forfeited to the Company.

3.                  RSU Account. The Company shall maintain an account (the “RSU Account”) on its books in the name of the Grantee which shall reflect the number of RSUs awarded to the Grantee and any dividend equivalents paid to the Grantee as described in Section 4.

4.                  Dividend Equivalents. Upon the payment of any dividends on Common Stock occurring during the period beginning on the date of the Award and ending on the date the RSUs are settled in Common Stock or cash and distributed to the Grantee as described in Section 7 (or the date the RSUs are forfeited), the Company shall credit the Grantee’s RSU Account with an amount equal in value to the dividends that the Grantee would have received had the Grantee been the actual owner of the number of shares of Common Stock represented by the RSUs in the Grantee’s RSU Account on that date. Such amounts shall be paid to the Grantee in cash at the time and to the extent the RSU Account is distributed to the Grantee. Any dividend equivalents relating to RSUs that are forfeited shall also be forfeited.

5.                  Nontransferability. Except as set forth in Section 12 of the Plan, neither the Award nor any of the RSUs subject to the Award may be sold, assigned, pledged, encumbered or otherwise transferred, voluntarily or involuntarily. Any attempted sale, assignment, pledge, encumbrance or transfer of the Award, other than in accordance with its terms, shall be void and of no effect.

6.                  Vesting.

(a)                Except as set forth in (b), (c), (d) and (e) below, the Grantee shall become vested in the Award as follows:

(i)                 ___% of the RSUs subject to the Award shall vest on __________________;

(ii)               ___% of the RSUs subject to the Award shall vest on __________________; and

(iii)             ___% of the RSUs subject to the Award shall vest on __________________.

(b)               If the Grantee’s employment with the Company and all subsidiaries terminates due to the Grantee’s death or disability, a prorata number of unvested shares of Common Stock subject to the Award shall vest, such number to be determined by multiplying the number of unvested shares by a fraction, the numerator of which is the number of full months that have elapsed from the Date of Award to the termination of employment and the denominator of which is the number of full months in the vesting period. Award shares that do not vest shall be forfeited. For this purpose “disability” has the meaning, and will be determined, as set forth in the Company’s long term disability program in which the Grantee participates.

(c)                If the Grantee’s employment with the Company and all Subsidiaries terminates for any reason other than death or disability as described in Section 6(b) above or following a Change in Control as described in Section 6(d)(ii) below, unvested RSUs subject to the Award shall be forfeited to the Company, and the Grantee’s rights, title and interest with respect to such forfeited RSUs shall automatically lapse and be of no further force or effect. The Grantee hereby irrevocably designates and appoints the Secretary of the Company as the Grantee’s agent and attorney in fact, to act for or on behalf of the Grantee and in his or her name and stead, for the limited purpose of executing any documents and instruments to further evidence the forfeiture of the unvested RSUs.

(d)               If there is a Change in Control of the Company, and the Grantee has remained in continuous employment with the Company or a Subsidiary until such date:

(i)                 unless the Award is continued or assumed by a public company in an equitable manner, all of the RSUs subject to the Award shall vest as of the date of the Change in Control, and the Company shall immediately distribute to the Grantee his RSU Account as described in Section 7; provided, however, that if the Change in Control does not constitute a “change in control” as described in Treas. Reg. §1.409A-3(i)(5), then distribution of the RSU Account shall be deferred until the date of the Grantee’s termination of employment with the Company and all Subsidiaries; and

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(ii)               if the Award is continued or assumed by a public company in an equitable manner, the RSUs subject to the Award shall continue to vest as provided in this Section 6; provided that if within two years following the Change in Control the Company terminates the Grantee’s employment without cause (as determined by the Committee in its sole discretion, unless otherwise defined in the Grantee's employment agreement with the Company), the unvested RSUs shall fully vest and the Company shall immediately distribute to the Grantee his RSU Account as described in Section 7.

(e)                The foregoing provisions of this Section 6 shall be subject to the provisions of any written employment or severance agreement that has been or may be executed by the Grantee and the Company, and the provisions in such employment or severance agreement concerning the vesting of an Award shall supersede any inconsistent or contrary provision of this Section 6.

7.                  Settlement of Award. Subject to the next following sentence, if the Grantee becomes vested in the Award in accordance with Section 6, within 30 days following the date of vesting, the Company shall distribute to the Grantee, or his or her personal representative, beneficiary or estate, as applicable, (a) a number of shares of Common Stock equal to the number of vested RSUs subject to the Award and (b) a cash payment equal to the dividend equivalents that are payable pursuant to Section 4. If, at the time the Grantee becomes vested in the Award the Plan has not been approved by the Company’s stockholders, then in lieu of delivering shares pursuant to clause (a) above, the Company shall distribute cash equal to the Fair Market Value of the number of vested RSUs subject to the Award.

8.                  Withholding Taxes. The Grantee shall pay to the Company an amount sufficient to satisfy all minimum Federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock or cash upon settlement of any vested RSUs covered by the Award. The Company in its sole discretion may permit the payment of additional withholding taxes up to the maximum statutory rate. Payment of such taxes may be made by one or more of the following methods: (a) in cash, (b) in cash received from a broker-dealer to whom the Grantee has submitted a notice and irrevocable instructions to deliver to the Company proceeds from the sale of a portion of the shares deliverable upon settlement of the Award, (c) by delivery to the Company of other Common Stock owned by the Grantee that is acceptable to the Company, valued at its then Fair Market Value, and/or (d) by directing the Company to withhold such number of shares of Common Stock otherwise deliverable upon settlement of the Award with a Fair Market Value equal to the amount of tax to be withheld. Notwithstanding the foregoing, if at the time the Award is settled the Plan has not been approved by the Company’s stockholders, such taxes shall be withheld from the amount of the cash settlement.

9.                  Share Delivery. If the Award is settled in shares of Common Stock, delivery of such shares will be by book-entry credit to an account in the Grantee’s name established by the Company with the Company’s transfer agent; provided that the Company shall, upon written request from the Grantee (or his or her estate or personal representative, as the case may be), issue certificates in the name of the Grantee (or his or her estate or personal representative) representing such Award shares.

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10.              Rights as Stockholder. The Grantee shall not be entitled to any of the rights of a stockholder of the Company with respect to the Award, including the right to vote and to receive dividends and other distributions, until and to the extent the Award is settled in shares of Common Stock.

11.              Insider Trading Policy. The sale or transfer of any shares of Common Stock delivered upon settlement of the Award is subject to the provisions of the Company’s Insider Trading Policy, as in effect from time to time.

12.              Recoupment. Notwithstanding any other provision of this Agreement, to the extent required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or pursuant to the Company’s Incentive Recoupment Policy or any similar policy as may be in effect, the Company shall have the right to seek recoupment of all or any portion of an Award (including by forfeiture of any outstanding Award or by the Grantee’s remittance to the Company of vested Award shares or of a cash payment equal to the vested Award shares). The value with respect to which such recoupment is sought shall be determined by the Committee. The Committee shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Grantee.

13.              Employment Status. This Agreement does not give the Grantee the right to be retained as an employee of the Company.

14.              Administration. The Award shall be administered in accordance with such regulations as the Committee shall from time to time adopt.

15.              Plan Governs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

16.              Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Agreement is executed by the Company this __th day of ________, ____, effective as of the ____ day of _________, ____.

HOUSTON WIRE & CABLE COMPANY

By:

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AGREED AND ACCEPTED:

I acknowledge receipt of the Houston Wire & Cable Company 2017 Stock Plan and hereby accept this Restricted Stock Unit Award subject to all the terms and conditions thereof. I agree to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions arising under the Plan or this Award Agreement.

GRANTEE

Print Name:

Signature:

Date:

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